Exhibit 10.43
16 November 2007
UNICOM NEW HORIZON MOBILE TELECOMMUNICATIONS
COMPANY LIMITED

and

CHINA UNITED TELECOMMUNICATIONS
CORPORATION LIMITED

and

CHINA UNITED TELECOMMUNICATIONS CORPORATION

and

CHINA UNICOM CORPORATION LIMITED

SUPPLEMENTAL AGREEMENT
to
NETWORK CAPACITY LEASE AGREEMENT

THIS SUPPLEMENTAL AGREEMENT is made on 16 November 2007
BETWEEN:
(1)    UNICOM NEW HORIZON MOBILE TELECOMMUNICATIONS COMPANY LIMITED, a limited liability company incorporated under the laws of the PRC whose registered office is at 6th Floor, Tower 3, Henderson Centre, 18 Jianguomen Nei Dajie, Beijing, the PRC (the Lessor);
(2)    CHINA UNITED TELECOMMUNICATIONS CORPORATION LIMITED, a limited liability company incorporated under the laws of the PRC whose office is at 29th Floor, Lian Tong Tower, 1033 Chang Ning Road, Shanghai, the PRC (the Lessee, and upon execution of the Transfer Agreement, as defined below, the Lessee shall be changed to CUCL, as defined below);
(3)    CHINA UNITED TELECOMMUNICATIONS CORPORATION, a company incorporated under the laws of the PRC whose registered office is at Room 615, Tower 3, Henderson Centre, 18 Jianguomen Nei Dajie, Beijing, the PRC (Unicom Group); and
(4)    CHINA UNICOM CORPORATION LIMITED, a limited liability company incorporated in the PRC whose registered office is at 12th Floor, Tower 1, Henderson Centre, 18 Jianguomen Nei Dajie, Beijing, the PRC (CUCL).
WHEREAS:
(A) The Lessor, the Lessee and Unicom Group entered into a network capacity lease agreement on 26 October 2006 (the Network Capacity Lease Agreement) pursuant to which the Lessee leases from the Lessor certain CDMA telecommunications network and infrastructure in the Listed Service Area (as defined in clause 1.1 of the Network Capacity Lease Agreement) on terms and conditions set out therein.
(B) As permitted under and in accordance with clauses 2.3 and 21.2 of the Network Capacity Lease Agreement, the Lessee transferred all its rights and obligations under the Network Capacity Lease Agreement to CUCL pursuant to a transfer agreement entered into between the Lessee and CUCL on 26 October 2006 (the Transfer Agreement).
(C) Pursuant to an asset transfer agreement between Unicom Group and CUCL entered into on 16 November 2007 (the Sale and Purchase Agreement), CUCL acquired from Unicom Group the cellular telecommunications business operations of Unicom Group in Guizhou and relevant assets of the GSM network, comprising of relevant assets, rights and obligations of the Guizhou Branch of Unicom Group .
(D) In consideration of the mutual covenants of the relevant parties, the Lessor, the Lessee, Unicom Group and CUCL agree to amend the Network Capacity Lease Agreement such that the Listed Service Area defined thereunder is extended to include Guizhou province, PRC on the terms and conditions of this supplemental agreement (Supplemental Agreement) and on the basis that the Lessee shall have the right to transfer its rights and obligations under the Network Capacity Lease Agreement, as amended by this Supplemental Agreement (the Amended Lease Agreement), to CUCL.
(E) In consideration of the mutual covenants of the relevant parties, the Lessee agrees to transfer to CUCL and CUCL agrees to acquire from the Lessee all of the rights and obligations of the Lessee under the Amended Lease Agreement on the terms and conditions set out in this Supplemental Agreement.
IT IS AGREED as follows:
Interpretation
1.1 In this Supplemental Agreement (including the recitals), unless otherwise specifically defined herein or the context otherwise requires, words and expressions shall have the meanings ascribed to them in the Network Capacity Lease Agreement.
1.2 In this Supplemental Agreement unless the context otherwise requires:
(a) the headings are inserted for convenience only and shall not affect the construction of this Supplemental Agreement;
(b) references to one gender include all genders;
(c) references to parties are to the parties to this Supplemental Agreement;
(d) references to clauses and schedules are to clauses of and schedules to this Supplemental Agreement; and
(e) words and phrases indicating the singular shall, where the context so admits, include the plural and vice versa.
Extension of Listed Service Area
2.1 Subject to and with effect from the time of completion of the Guizhou Sale and Purchase Agreement (the Effective Time), clause 1.1 of the Network Capacity Lease Agreement shall be amended by deleting the following:
“Listed Service Areas means Guangdong, Jiangsu, Zhejiang, Fujian, Liaoning, Shandong, Anhui, Hebei, Hubei, Jilin, Heilongjiang, Jiangxi, Henan, Shaanxi and Sichuan, Shanxi, Hunan, Hainan, Yunnan, Gansu and Qinghai provinces, Beijing, Shanghai, Tianjin and Chongqing municipalities, and Guangxi Zhuang, Xinjiang Uygur, Inner Mongolia, Ningxia Hui and Xizang autonomous regions;”, and inserting in its place the following:
“Listed Service Areas means Guangdong, Jiangsu, Zhejiang, Fujian, Liaoning, Shandong, Anhui, Hebei, Hubei, Jilin, Heilongjiang, Jiangxi, Henan, Shaanxi, Sichuan, Shanxi, Hunan, Hainan, Yunnan, Gansu, Qinghai and Guizhou provinces,

Beijing, Shanghai, Tianjin and Chongqing municipalities, and Guangxi Zhuang, Xinjiang Uygur, Inner Mongolia, Ningxia Hui and Xizang autonomous regions;”.
Other incidental amendments
3.1 With effect from the Effective Time, the Network Capacity Lease Agreement shall be amended in the following manner:
(a) references to “Agreement” in the Network Capacity Lease Agreement shall, unless the context (including for example in above in relation to the definition of the term “Transfer Agreement”) otherwise requires, be references to the Amended Lease Agreement, that is, the Network Capacity Lease Agreement as amended by this Supplemental Agreement; and
(b) clause 2.3 of the Network Capacity Lease Agreement shall be amended by inserting the words “and the Supplemental Agreement entered into between the parties and CUCL on 16 November 2007” after the words “Transfer Agreement”.
Transfer
4.1 The Lessee shall transfer to CUCL, and CUCL shall assume, all the rights and obligations of the Lessee under the Amended Lease Agreement with effect from the Effective Time.
Severability
5.1 If any provision of this Supplemental Agreement is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Supplemental Agreement but without invalidating any of the remaining provisions of this Supplemental Agreement.
Further assurance
6.1 Each party agrees to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as the other parties may reasonably require to implement and/or give effect to this Supplemental Agreement and the transactions contemplated by it.
Costs
7.1 Subject to clause 7.2, each of the parties shall pay its own costs and expenses (including the legal costs) incurred in connection with the negotiation, preparation and implementation of this Supplemental Agreement.
7.2 Any stamp duty or other duties payable in connection with this Supplemental Agreement, and matters contemplated hereunder shall be borne by the Lessor and the Lessee in equal shares.

Waivers and Variations
8.1 No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. No waiver shall be effective unless expressed in writing signed for or on behalf of the party granting it.
8.2 No variation of this Supplemental Agreement (or of any of the documents referred to in this Supplemental Agreement) shall be valid unless it is in writing and signed by or on behalf of each of the parties to it. The expression “variation” shall include any variation, supplement, deletion or replacement however effected.
8.3 Unless expressly agreed, no variation shall constitute a general waiver of any provisions of this Supplemental Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Supplemental Agreement which have already accrued up to the date of variation, and the rights and obligations of the parties under or pursuant to this Supplemental Agreement shall remain in full force and effect, except and only to the extent that they are so varied.
Entire Agreement
9.1 This Supplemental Agreement constitutes the entire agreement between the parties in respect of the subject matter of this Supplemental Agreement.
Settlement of Disputes
10.1 This Supplemental Agreement and the relationship between the parties shall be governed by, and interpreted in accordance with, PRC law.
10.2 All disputes arising from or in connection with this Supplemental Agreement shall be resolved through friendly consultation between the parties. If the parties fail to reach an agreement in respect of the settlement of dispute within thirty (30) days after a party has requested to resolve the same through consultation, the parties agree to settle the relevant dispute pursuant to clause 10.3.
10.3 Any dispute arising from or in connection with this Supplemental Agreement shall be submitted to the China International Economic and Trade Arbitration Commission (CIETAC) in Beijing for arbitration which shall be conducted in accordance with CIETAC’s arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon all the parties.
10.4 The tribunal shall consist of three arbitrators. The parties consent, to the fullest extent permitted under the CIETAC rules, that any arbitrator to the arbitration (including any arbitrator appointed by CIETAC) may be nominated and appointed from outside CIETAC’s panel of arbitrators subject to the confirmation by the chairman of the CIETAC in accordance with the law. The language of the arbitration shall be conducted in Chinese.

10.5 Unless otherwise required by the tribunal, the arbitration costs shall be borne by the losing party.
10.6 Each party agrees to waive and not to claim any immunity from any proceedings and legal actions and from all forms of execution to which it or its property is now or hereafter becomes entitled under the laws of any jurisdiction.
10.7 During the arbitration, the parties shall continue to perform their respective obligations under this Supplemental Agreement except for the part in dispute which has been referred to arbitration.
Language
11.1 This Supplemental Agreement shall be written in a Chinese version and an English version in four originals each. If there exists any dispute between the parties as to the interpretation of the two versions, then the two versions shall be read in conjunction to determine the parties’ intention at the time of signing. If the parties’ real intention still cannot be ascertained by such reading, the Chinese version shall prevail.
IN WITNESS whereof the parties hereto have executed this Supplemental Agreement on the date shown at the beginning of this Supplemental Agreement.

SIGNED on behalf of the Lessor (official chop)

By:	/s/ Tong Xiaoyu
	Name:	Tong Xiaoyu
	Title:	Chairman

SIGNED on behalf of the Lessee (official chop)

By:	/s/ Zhang Jian
	Name:	Zhang Jian
	Title:	Director and Vice President

SIGNED on behalf of Unicom Group (official chop)

By:	/s/ Chang Xiaobing
	Name:	Chang Xiaobing
	Title:	Chairman

SIGNED on behalf of CUCL (official chop)

By:	/s/ Tong Jilu
	Name:	Tong Jilu
	Title:	Director and Vice General Manager